EXHIBIT 99.1

J.JILL, INC. ANNOUNCES FIRST QUARTER 2020 RESULTS

Quincy, MA – July 28, 2020 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the first quarter ended May 2, 2020.

James S. Scully, Interim Chief Executive Officer of J.Jill, Inc. stated, “Like many other retailers, our first quarter financial results were significantly impacted by the COVID-19 pandemic as our stores were temporarily closed beginning in mid-March. As we previously disclosed, we took quick and decisive action during the period to leverage our direct channel while focusing on cost management and cash generation. I am very proud of our teams’ adaptability to the changing environment and for their focus and dedication as we prepared to welcome back our customers to our stores beginning in late May. As of today, essentially all of our stores are reopened with enhanced health and safety protocols, and we are thrilled to once again serve our customer with the shopping experience she knows and loves from J.Jill. As we look ahead, we are continuing to monitor the evolving macro backdrop while working to strengthen our financial position.”

For the first quarter ended May 2, 2020:

•	Total net sales for the thirteen weeks ended May 2, 2020 decreased $85.5 million to $91.0 million versus $176.5 million for the thirteen weeks ended May 4, 2019.
•

Direct to consumer net sales represented 61.4% of total net sales, compared to 41.9% in the first quarter of fiscal 2019. As a direct result of store closures during the pandemic the Company is not reporting total company comparable sales for the first quarter.

•

Gross profit decreased to $50.2 million from $116.3 million in the first quarter of fiscal 2019. Gross margin was 55.1% compared to 65.9% in the first quarter of fiscal 2019. Gross profit in the first quarter fiscal 2020 includes a $5.2 million charge related to potential future liability payments. This charge negatively impacted gross margin by 570 basis points.

•

SG&A was $87.9 million compared to $105.4 million in the first quarter of fiscal 2019. In the first quarter of fiscal 2020, SG&A includes $2.2 million of non-recurring expenses directly incurred in response to the COVID-19 pandemic and other legal and advisory costs.

•	During the first quarter of fiscal 2020, the Company recorded $52 million of impairment charges for goodwill, intangible assets and other long-lived assets.
•

Loss from operations was $89.7 million in the first quarter of fiscal 2020 as compared to income of $10.8 million in the first quarter of fiscal 2019. Adjusted Income from Operations*, excluding non-recurring and impairment expense, was a loss of $35.6 million compared to Adjusted Income from Operations* of $10.8 million in the first quarter of fiscal 2019.

•	Interest expense decreased to $4.6 million from $5.0 million in the first quarter of fiscal 2019.
•

Income tax benefit was $24.1 million compared to an expense of $1.4 million in the first quarter of fiscal 2019, and the effective tax rate was 25.6% in the first quarter of 2020 compared to 24.8% in the first quarter of 2019.

•	Net income decreased to a loss of $70.3 million compared to income of $4.4 million in the first quarter of fiscal 2019.
•

Net loss per share was $1.58 compared to diluted earnings per share of $0.10 in the first quarter of fiscal 2019, including the impact of one-time expenses. Excluding these impacts, Adjusted Loss per Share* in the first quarter of fiscal 2020 was $0.65 compared to diluted earnings per share of $0.10 in the first quarter of 2019.

•

Adjusted EBITDA* for the first quarter of fiscal 2020 decreased to a loss of $25.8 million from income of $21.5 million in the first quarter of fiscal 2019. As a percentage of total net sales, Adjusted EBITDA* was (28.4%) compared to 12.2% in the first quarter of fiscal 2019.

The Company ended the first quarter of fiscal 2020 with $54.8 million in cash. Inventory at the end of the first quarter fiscal 2020 decreased to $75.5 million compared to $85.4 million at the end of the first quarter of fiscal 2019. The Company closed one store in the first quarter of fiscal 2020 ending the quarter with 286 stores.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income” for more information.

Outlook

The impact of the COVID-19 pandemic and the pace at which there are new developments, locally and globally, has created a great deal of uncertainty.  Consequently, the Company is not providing financial guidance at this time but does expect to close 11 stores in fiscal 2020, the majority of which will close in the second quarter, and plans to end the year with 275 stores. Capital expenditures have been reduced and the Company now expects total spend in fiscal 2020 to be approximately $5 million.

Recent Developments

Following the end of the Company’s fiscal first quarter, on June 15, 2020, the Company announced that it had fallen out of compliance with certain covenants set forth in its ABL and term loan credit facilities. On June 15, 2020, the Company entered into two Forbearance Agreements (the "Forbearance Agreements") with the lenders under its ABL and term loan credit facilities with respect to the aforementioned noncompliance. Following this announcement, most recently, the Company announced on July 23, 2020, that the Forbearance Agreements have been amended to extend the forbearance period, providing additional time for J.Jill and its lenders to complete negotiations. The forbearance period has been extended until July 30, 2020. Please refer to http://investors.jjill.com for these prior announcements as well as relevant filings.

About J.Jill, Inc.

J.Jill is a premier omnichannel retailer and nationally recognized women’s apparel brand committed to delighting customers with great wear-now product. The brand represents an easy, thoughtful and inspired style that reflects the confidence of remarkable women who live life with joy, passion and purpose. J.Jill offers a guiding customer experience through more than 280 stores nationwide and a robust e-commerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•

Adjusted EBITDA, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation expense, write-off of property and equipment, and other non-recurring expenses and one-time items. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results.

•

Adjusted Income from Operations, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, and other non-recurring expense and one-time items.  We present Adjusted Income from Operations on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.

•

Adjusted Net Income, which represents net income (loss) plus other non-recurring expenses and one-time items. We present Adjusted Net Income on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•

Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”) represents Adjusted Net Income divided by the number of fully diluted shares outstanding. Adjusted Diluted EPS is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Diluted EPS are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Diluted EPS should not be considered alternatives to, or substitutes for, net income (loss) or EPS, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Diluted EPS differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Diluted EPS to net income (loss) and EPS, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income to Adjusted EBITDA” and “Reconciliation of GAAP Net Income to Adjusted Net Income”, “Adjusted Net Income as well as Reconciliation of GAAP Operating Income to Adjusted Income from Operations” and not rely solely on Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include statements under “Outlook” and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 2, 2019. Any forward-looking statement made in this press release speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	May 2, 2020	May 4, 2019
Net sales	$90,969	$176,452
Cost of goods sold	40,804	60,196
Gross profit	50,165	116,256
Selling, general and administrative expenses	87,908	105,445
Impairment of long-lived assets	27,480	-
Impairment of goodwill	17,900	-
Impairment of intangible assets	6,620	-
Operating (loss) income	(89,743)	10,811
Interest expense	4,643	5,007
(Loss) income before provision for income taxes	(94,386)	5,804
Income tax (benefit) provision	(24,117)	1,438
Net (loss) income and total comprehensive income	$(70,269)	$4,366
Net (loss) income per common share attributable to common shareholders:
Basic	$(1.58)	$0.10
Diluted	$(1.58)	$0.10
Weighted average number of common shares outstanding:
Basic	44,410,914	43,327,519
Diluted	44,410,914	44,478,153

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except common share data)

	May 2, 2020	February 1, 2020
Assets
Current assets:
Cash	$54,823	$21,527
Accounts receivable	1,974	6,568
Inventories, net	75,516	72,599
Prepaid expenses and other current assets	38,848	22,256
Total current assets	171,161	122,950
Property and equipment, net	95,601	107,645
Intangible assets, net	103,770	112,814
Goodwill	59,697	77,597
Operating lease assets, net	185,848	211,332
Other assets	2,223	1,650
Total assets	$618,300	$633,988
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$58,621	$43,053
Accrued expenses and other current liabilities	61,824	42,712
Current portion of long-term debt	233,672	2,799
Current portion of operating lease liabilities	34,866	33,875
Borrowings under revolving credit facility	33,000	—
Total current liabilities	421,983	122,439
Long-term debt, net of discount and current portion	—	231,200
Deferred income taxes	19,261	31,034
Operating lease liabilities, net of current portion	206,351	208,800
Other liabilities	1,870	1,950
Total liabilities	649,465	595,423
Commitments and contingencies
Shareholders’ Equity
Common stock, par value $0.01 per share; 250,000,000 shares authorized; 44,774,201 and 44,288,127 shares issued and outstanding at May 2, 2020 and February 1, 2020, respectively	448	443
Additional paid-in capital	125,610	125,076
Accumulated (deficit) earnings	(157,223)	(86,954)
Total shareholders’ equity	(31,165)	38,565
Total liabilities and shareholders’ equity	$618,300	$633,988

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	May 2, 2020	May 4, 2019
Net (loss) income	$(70,269)	$4,366
Interest expense, net	4,643	5,007
Income tax (benefit) provision	(24,117)	1,438
Depreciation and amortization	9,036	9,452
Equity-based compensation expense (a)	676	1,202
Write-off of property and equipment (b)	12	6
Impairment of goodwill and other intangible assets	24,520	—
Impairment of long lived assets(c)	27,480	—
Other non-recurring expenses (d)	2,184	—
Adjusted EBITDA	$(25,835)	$21,471

(a)

Represents expenses associated with equity incentive instruments granted to our management. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grants.

(b)	Represents net gain or loss on the disposal of fixed assets.
(c)	Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements.
(d)

Represents items management believes are not indicative of ongoing operating performance. For the thirteen weeks ended May 2, 2020 these expenses are primarily composed of legal and advisory costs and incremental one-time costs related to the COVID-19 pandemic, including supplies and cleaning expenses as well as hazard pay and benefits.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	May 2, 2020	May 4, 2019
Operating (loss) income	$(89,743)	$10,811
Impairment of goodwill and other intangible assets	24,520	—
Impairment of long-lived assets(a)	27,480	—
Other non-recurring expenses (b)	2,184	—
Adjusted (Loss) Income from Operations	$(35,559)	$10,811

(a)	Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements.
(b)

Represents items management believes are not indicative of ongoing operating performance. For the thirteen weeks ended May 2, 2020 these expenses are primarily composed of legal and advisory costs and incremental one-time costs related to the COVID-19 pandemic, including supplies and cleaning expenses as well as hazard pay and benefits.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	May 2, 2020	May 4, 2019
Net (loss) income and total comprehensive income	$(70,269)	$4,366
Add: Income tax (benefit) provision	(24,117)	1,438
(Loss) Income before (benefit) provision for income taxes	(94,386)	5,804
Add: Impairment of goodwill and other intangible assets	24,520	—
Add: Impairment of long-lived assets(a)	27,480	—
Add: Other non-recurring expenses(b)	2,184	—
Adjusted (loss) income before (benefit) provision for income taxes	(40,202)	5,804
Less: Adjusted tax (benefit) provision(c)	(11,458)	1,567
Adjusted net (loss) income	$(28,744)	$4,237
Adjusted net (loss) income per common share attributable to common shareholders:
Basic	$(0.65)	$0.10
Diluted	$(0.65)	$0.10
Weighted average number of common shares outstanding:
Basic	44,410,914	43,327,519
Diluted	44,410,914	44,478,153

(a)	Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements.
(b)

Represents items management believes are not indicative of ongoing operating performance. For the thirteen weeks ended May 2, 2020 these expenses are primarily composed of legal and advisory costs and incremental one-time costs related to the COVID-19 pandemic, including supplies and cleaning expenses as well as hazard pay and benefits.

(c)	The adjusted tax provision for adjusted net income is estimated by applying a rate of 28.5% for the first quarter fiscal 2020 and 27% for the first quarter fiscal 2019.

Contacts:

Investor Contacts:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Media Contact:

Chris Gayton

J.Jill, Inc.

media@jjill.com

617-689-7916